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EXHIBIT 3(B)
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                                     BY-LAWS
                                  ASTREX, INC.
                       (AS AMENDED AND RESTATED 10/14/96)
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                                    ARTICLE I
                             MEETING OF STOCKHOLDERS

   Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held on a date and at a time as from time to time may be designated by the Board of Directors, which date and time are to be specified in the notice of meeting.

   Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board or by order of the Board of Directors and it shall be the duty of the Secretary to call such a meeting upon a request in writing therefore stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than one-quarter of the outstanding stock of the Corporation.

   Section 3. PLACE OF MEETING. Meetings of the stockholders may be held at its principal office or elsewhere as the Board of Directors from time to time may determine.

   Section 4. NOTICE OF STOCKHOLDERS' MEETING. Notice of the annual and of any special meeting of stockholders shall be given to each stockholder of record at least ten and not more



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than fifty days before the meeting by personally  delivering to such stockholder or by depositing in the United States mails, addressed to the address last left by such stockholder with the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, the Secretary, of the Corporation, a written or printed notice, signed by the Chairman of the Board or the President or a Vice-President or the Secretary or an Assistant Secretary, stating the place, day and hour of the meeting and purpose or purposes for which the meeting is called, and any such notice shall be deemed given when personally delivered or deposited postage prepaid in the United States first class mail. Any stockholder, or his attorney thereunto authorized, may waive notice of any meeting either before, at or after the meeting.

   Section 5. QUORUM. At all meetings of stockholders the holders of record of a majority of the issued and outstanding stock of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

   Section 6. VOTING. At each meeting of the stockholders every stockholder holding one or more shares of the stock of the Corporation shall be entitled to one vote for each such share registered in his name on the books of the Corporation at the time of the closing of the



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transfer  books  of the  Corporation  for such  meeting  or on the  record  date therefore, as the case may be.

   Section 7. PROXIES. Every stockholder entitled to vote at any meeting of stockholders may vote by proxy. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be voted after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified a longer duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

   Section 8. INSPECTORS OF ELECTION. Two inspectors of election, who shall act as such at elections of directors, may be elected by and shall serve at the pleasure of the Board of Directors. In the absence of such election the inspectors shall be the Secretary and the Treasurer of the Company. If one or both of such inspectors fail to appear at any meeting for the election of directors, the Chairman of the meeting may appoint a substitute or substitutes to act at such meeting in place of such absent inspector or inspectors. Each inspector shall be entitled to a reasonable compensation for his services, to be paid by the Corporation. The inspectors, before entering upon the discharge of their duties shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.




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                                   ARTICLE II
                               BOARD OF DIRECTORS

   Section 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

   Section 2. NUMBER. The number of directors shall be five (5) provided that in the event a then serving director resigns, is removed, is not renominated for election or is otherwise unable to serve, the Board of Directors shall not be obligated to elect or nominate for election a replacement.

   Section 3. TERM OF OFFICE AND QUALIFICATIONS. Directors need not be stockholders. Directors shall be divided into three (3) classes, Class I, Class II, Class III. The directors shall be evenly distributed between the three classes, but to the extent that is not possible then Class I shall consist of the odd number of directors. All three classes of directors shall be initially elected at the Annual Meeting held in calendar year 1996 for the following terms and until their successors are elected and shall have qualified to so serve:
Class I for a term of one year, Class II for a term of two years, and Class III for a term of three years. Thereafter, the term of each director shall be three years and until a successor is elected and shall have qualified to so serve. The Board of Directors may remove a Director for cause.

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   Section 4. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board from among its members to serve at its pleasure, who shall preside at all meetings of the Board of Directors. If the Chairman of the Board shall be absent or unable to act as such, the Chairman of the Executive Committee, or if the Chairman of the Executive Committee is absent or unable to act as such, the Chairman of the Audit Committee shall perform his duties.

   Section 5. VACANCIES. Vacancies in the Board of Directors because of death, resignation, disqualification, physical, mental incapacity to act, an increase in the number of members of the Board of Directors, or resulting from any other cause whatsoever, may be filled for the unexpired portion of the term by a majority vote of the remaining directors, although less than a quorum, given at a regular meeting, or at a special meeting called for the purpose.

   Section 6. PLACE OF MEETING. The Board of Directors shall hold its meeting at such places within or without the State of New York or by telephone conference call as it may decide.

   Section 7. REGULAR MEETINGS; NOTICE. The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.

   Section 8. SPECIAL MEETINGS. Special Meetings of the Board of Directors shall be called by the Chairman of the Board or any two other directors. Such meetings unless otherwise noticed shall be held at the principal office of the Corporation. Notice of each special meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four

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days before the day on which the meeting is to be held, or shall be sent to such address by telegraph, or be given personally or by telephone or by telefax not later than two days before the day on which the meeting is to be held. Notice of any meeting may be waived in writing by any director before, at or after the meeting.

   Section 9. QUORUM AND MANNER OF ACTING. A majority of the member of the Board of Directors then in office shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors, and, except as herein otherwise provided, the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum of the Board of Directors a majority of the members present may adjourn the meeting from time to time until a quorum be had, and no notice of any such adjournment need be given. Members of the Board of Directors may participate by telephone conference call.




                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

   Section 1. HOW CONSTITUTED AND THE POWERS THEREOF. The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve during the pleasure of the Board of Directors. Except as otherwise provided by law, by these by-laws or by resolution adopted by a majority of the whole

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Board of  Directors,  the  Executive  Committee  shall  possess and may exercise during the intervals between the meetings of the Directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including the power to cause the seal of the Corporation to be affixed to all papers that may require it.

   Section 2. ORGANIZATION, ETC. The Executive Committee shall choose its own Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

   Section 3. MEETINGS. Meetings of the Executive Committee may be called by the Chairman of the Committee, and shall be called by him at the request of any member of the Committee, or by any member if there shall be no Chairman. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting.

   Section 4. QUORUM AND MANNER OF ACTING. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

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   Section 5.  REMOVAL.  Any member of the  Executive  Committee may be removed, with or without cause, at any time, by the Board of Directors.



   Section 6. VACANCIES. Any vacancy in the Executive Committee shall be filled by the Board of Directors.

   Section 7. OTHER COMMITTEES. The Board of Directors shall by resolution provide for an Audit Committee and such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each Committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors or by the Executive Committee.



                                   ARTICLE IV
                              OFFICES AND OFFICERS

   Section 1. Officers - Number. The officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice-Presidents as the Board of Directors may determine, a Treasurer and a Secretary. The Board of Directors may from time to time appoint one or more Assistant Secretaries and Assistant Treasurers. The same person may hold any two or more offices except those of President and Secretary. No officers except the Chairman of the Board need be a member of the Board of Directors.


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   Section 2.  SALARIES.  The Board of  Directors  may from time to time fix the salary of the Chairman of the Board, as well as the salaries of other officers of the Corporation.


   Section 3. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. All officers of the Corporation shall be elected annually (unless otherwise specified at the time of election) by the Board of Directors and each officer shall hold office until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

   Section 4. VACANCIES. If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors.

   Section 5. OTHER OFFICERS, AGENTS AND EMPLOYEES. The Board of Directors may from time to time appoint such other officers, agents and employees of the Corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board of Directors or the Chairman of the Board may from time to time prescribe the powers and duties of such officers, agents and employees of the Corporation in the management of its property, affairs and business.

   Section 6. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, by vote of a majority of the Board of Directors.

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   Section  7.  CHAIRMAN  OF THE BOARD.  The  Chairman  of the Board  shall have general charge and supervision of the affairs of the Corporation and shall have all the powers allowed the President herein. He shall be an ex officio member of all committees.


   Section 8. PRESIDENT. Subject to the Chairman of the Board the President shall be the Chief Executive Officer of the Corporation and shall have general charge of the conduct and the business of the Corporation; and shall do and perform such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

   Section 9. VICE-PRESIDENT. The Vice-President or Vice-Presidents of the Corporation shall have such powers and perform such duties as the Board of Directors may from time to time prescribe in these By-Laws.

   Section 10. TREASURER. The Treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. If required by the Board of Directors he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or in case of

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his death,  resignation or removal from office, of all books, papers,  vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the President may from time to time prescribe. The Treasurer shall report to the Chairman of the Audit Committee and the President, and shall be under the direction of the President except in the event that, in order of priority, the Board of Directors or the Chairman of the Audit Committee, specifically directs otherwise.


   Section 11. ASSISTANT TREASURERS. In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer.

   Section 12. SECRETARY. The Secretary shall attend all meetings of the stockholders of the Corporation and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chairman of the Board or the President, in that order of priority, may from time to time prescribe.

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   Section  13.  ASSISTANT  SECRETARIES.  In the  absence or  disability  of the
Secretary, the Assistant Secretaries, in the order designated by the Board of Directors shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.





                                    ARTICLE V
                              CHECKS, DRAFTS, ETC.

   All checks, drafts, or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, person or persons, to whom the Board of Directors shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.



                                   ARTICLE VI
                            SHARES AND THEIR TRANSFER

   Section 1. ISSUE OF CERTIFICATE OF STOCK. The Board of Directors shall provide for the issue and transfer of the certificate of stock of the Corporation and prescribe the form of such certificates. Every owner of stock of the Corporation shall be entitled to a certificate of stock,






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which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

   Section 2. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, prescribe. If the Corporation shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the Corporation shall have a Registrar, until registered by the Registrar. The duties of the Transfer Agent and Registrar may be combined.

   Section 3. Transfer of Shares. The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the






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Corporation  by the  delivery  thereof  to the person in charge of the stock and stock transfer books and ledgers or to such other person as the Directors may designate for such purpose, and new certificates shall thereupon be issued.

   Section 4. ADDRESSES OF STOCKHOLDERS. Every stockholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

   Section 5. CLOSING OF TRANSFER BOOKS; RECORD DATE. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days and not less than ten (10) days prior to the date of any meeting of stockholders or prior to the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding fifty
(50) days and not less than ten (10) days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time and






                                      -14-





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no others  shall be  entitled  to notice  of and to vote at such  meeting  or to express their consent or dissent, as the case may be.

   The Board of Directors shall also have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however, that in lieu of closing the stock transfer as aforesaid the Board of Directors may fix a date not exceeding fifty (50) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, right or interest, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest.

   Section 6. LOST AND DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented by the certificates so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the stock represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such




                                      -15-


sum as the Board of Directors may direct; indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors, however, may, in its discretion, refuse to issue any such new certificate, except pursuant to court order.




                                   ARTICLE VII
                                      SEAL

   The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words "Corporate Seal New York" or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.



                                  ARTICLE VIII
                                  MISCELLANEOUS

   Section 1. EXAMINATION OF BOOKS AND RECORDS. The Board of Directors may determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of New York, or authorized by the Board of Directors.







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



   Section 2. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock in any other corporation, which may from time to time be held by the Corporation, may be represented and voted at any of the Stockholders' meetings thereof by the Chairman of the Board or the President or a Vice-President of the Corporation or by proxy or proxies appointed by the President or one of the Vice-Presidents of the Corporation. The Board of Directors, however, may by resolution appoint any other person or persons to vote such shares, in which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.


   Section 3. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of April in each year or such other time as the Board of Directors determines.



                                   ARTICLE IX
                                 INDEMNIFICATION

(a) Anyperson who, since April 1, 1992, is or has been a director or officer of the Corporation shall in accordance with paragraph (b) below, be indemnified by the Corporation against any and all liability and expenses (including, but not limited to, attorney's fees and disbursements, and amounts paid in settlement or in satisfaction of judgments or as fines or penalties), incurred or paid by him at any time in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, including any appeal relating thereto, in which he may (i) by reason of his being or having been a director or officer of the Corporation, partnership, joint venture, trust, employee benefit plan, or (ii) by reason of his serving or having served any other corporation, partnership, joint venture, trust employee benefit plan, organization or enterprise of any kind in any capacity, while a director or officer of the Corporation, and at its request or in the course and scope of his employment or capacity as a director or officer of the Corporation, or (iii) by reason of any action taken or not taken in the course and scope of any such employment or capacity; provided that, in the case of any claim, action, suit or proceeding (whether or not made or brought by or in the right of the Corporation to procure a recovery or judgment in its favor), the Corporation shall not be obligated to indemnify such person (i) in respect of any claim, issue or matter as to which such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of a criminal action or proceeding, without reasonable cause to believe that his conduct was unlawful, or (ii) to the extent indemnification is prohibited by law.


(b) Except where indemnification has been awarded by a court, the Board of Directors, by majority vote of a quorum consisting of directors not parties to such claim, action, suit or proceeding, or alternatively, a written opinion of independent legal counsel, shall determine whether the applicable standard of conduct set forth in subparagraph (a) has been met. The termination of any such claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of guilty or of nolo contendere, or its equivalent, shall not of itself create a presumption that a director or officer did not meet the applicable standard of conduct set forth in subparagraph (a).


(c) Any and all expenses incurred by any such person with respect to any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification.


(d) The rights of indemnification herein provided shall not be deemed exclusive of any other rights (including rights of indemnification) to which any such person may otherwise be entitled by law, contract, a duly adopted resolution of the Board of Directors vote of stockholders, or these By-Laws and in the event of such person's death, all rights hereunder shall extend to his heirs and legal representatives.
           Notwithstanding the provisions of the By-Law, the Corporation may indemnify directors and officers to the full extent permitted under the laws of the State of New York and any other applicable laws, now or hereafter in effect. The Board of Directors on behalf of the Corporation shall have the power, to the full extent permitted by law, to authorize indemnification of any employee or other person.


(e) The foregoing rights shall be available only to persons who shall have been officers or directors on or after April 1, 1992, and such rights shall be available in respect of any claim, action, suit or proceeding, whether or not based on matters which antedate the adoption of this By-Law or the predecessor provision to this By-Law.






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



(f) If any provision of this By-Law or any award made hereunder shall for any reason be determined to be invalid, the remaining provisions hereof or the validity of any other award shall not be affected thereby but shall remain in full force and effect.




                                    ARTICLE X
                                   AMENDMENTS



   Section 1. BY STOCKHOLDERS. These By-Laws may be made, amended, altered or repealed, by the affirmative vote of the holders of a majority of the stock of the Corporation, or their proxies, who shall be present and entitled to vote at any annual or special meeting of stockholders, provided that notice of the proposed amendment, alteration or repeal shall have been included in the notice of the meeting.


   Section 2. BY DIRECTORS. The Board of Directors shall have the power, by a vote of a majority of the Directors then in office, at a meeting called pursuant to a notice in which any such proposed modification of the By-Laws is set forth, to make, amend, alter or repeal these ByLaws.

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